UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2010, Volcarica, Socieded de Responsabilidad Limitada (“Volcarica”), a Costa Rica limited liability corporation and subsidiary of Volcano Corporation (the “Company”), Zona Franca Coyol, Sociedad Anonima (“CFZ”), a Costa Rica stock corporation, and Banco Improsa, Sociedad Anonima, a Costa Rica stock corporation, as trustee, entered into a Trust, Land Purchase and Right of First Refusal Agreement (the “Purchase Agreement”), pursuant to which Volcarica will purchase from CFZ a portion of a parcel of land (the “Property”) owned by CFZ for $3.0 million for the purpose of constructing a manufacturing facility, and Volcarica will have a five-year right of first refusal to purchase from CFZ the remaining portion of the Property. The purchase price for such portion will be for an amount not to exceed $3.9 million for the land and an amount not to exceed $12.9 million for the building.

In connection with the Purchase Agreement, Volcarica and CFZ also entered into a Fixed Price Building Construction Agreement for Phase One (the “Construction Agreement”) on September 23, 2010, pursuant to which CFZ will perform the design, planning, construction and administration of construction of Volcarica’s cold shell manufacturing building and exterior work on the Property for $10.5 million, twenty percent of which was paid upon execution of the Construction Agreement, and the remainder of which will be paid over the eleven-month construction period.

In connection with the Purchase Agreement, Volcarica and CFZ also entered into a Design, Architecture, Engineering and Construction Management Contract (the “Construction Management Contract”) on September 23, 2010, pursuant to which CFZ will act as the designer, planner and construction manager, as well as constructor and general contractor, for the completion of an operational manufacturing facility, including the addition of equipment and related improvements. CFZ will be paid on a cost-plus basis whereby CFZ shall perform or cause to be performed the work specified by the Company and CFZ for the cost of work, plus a construction management fee and reimbursable costs.

The foregoing is only a brief description of the material terms of the Purchase Agreement, the Construction Agreement and the Construction Management Contract, does not purport to be a complete statement of the rights and obligations of the parties under those agreements and the transactions contemplated thereby, and is qualified in its entirety by reference to the Purchase Agreement, the Construction Agreement and the Construction Management Contract. The Purchase Agreement, the Construction Agreement and Construction Management Contract are attached hereto as Exhibits 10.4, 10.5 and 10.6 respectively, to this current report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.4	Trust, Land Purchase and Right of First Refusal Agreement by and among Volcarica, Socieded de Responsabilidad Limitada, Zona Franca Coyol, Sociedad Anonima and Banco Improsa, Sociedad Anonima, dated as of September 23, 2010.

10.5	Fixed Price Building Construction Agreement for Phase One by and between Volcarica, Socieded de Responsabilidad Limitada and Zona Franca Coyol, Sociedad Anonima, dated as of September 23, 2010.

10.6	Design, Architecture, Engineering and Construction Management Contract by and between Volcarica, Socieded de Responsabilidad Limitada and Zona Franca Coyol, Sociedad Anonima, dated as of September 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/S/ JOHN T. DAHLDORF
John T. Dahldorf Chief Financial Officer

Dated: September 28, 2010

Exhibit Index

Exhibit Number	Description

10.4	Trust, Land Purchase and Right of First Refusal Agreement by and among Volcarica, Socieded de Responsabilidad Limitada, Zona Franca Coyol, Sociedad Anonima and Banco Improsa, Sociedad Anonima, dated as of September 23, 2010.

10.5	Fixed Price Building Construction Agreement for Phase One by and between Volcarica, Socieded de Responsabilidad Limitada and Zona Franca Coyol, Sociedad Anonima, dated as of September 23, 2010.

10.6	Design, Architecture, Engineering and Construction Management Contract by and between Volcarica, Socieded de Responsabilidad Limitada and Zona Franca Coyol, Sociedad Anonima, dated as of September 23, 2010.